Exhibit 99.1

Safety, Income & Growth Inc.

The Ground Lease Company

Press Release
SAFE Reports Third Quarter 2017 Results

NEW YORK, October 26, 2017

Safety, Income & Growth Inc. (NYSE: SAFE) today reported results for the third quarter ended September 30, 2017.
SAFE published a presentation detailing its third quarter 2017 results, which can be found on SAFE’s website, www.safetyincomegrowth.com, in the “Investor Relations” section.
The Company will host an earnings conference call reviewing this presentation and its results beginning at 10:00 a.m. ET today. This conference call can be accessed by all interested parties through on the website (listen only) or by dialing toll-free (844) 579-6824 (U.S. domestic) or (763) 488-9145 (international) using conference ID: 93767388.
For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the website or by dialing (855) 859-2056 (U.S. domestic) or (404) 537-3406 (international).

Safety, Income & Growth Inc. (NYSE: SAFE) is the first publicly traded company that focuses on acquiring, owning, managing and capitalizing ground leases. The Company seeks to provide safe, growing income and capital appreciation to shareholders by building a diversified portfolio of high quality ground leases. The Company is managed by its largest shareholder, iStar Inc. Additional information on SAFE is available on its website at www.safetyincomegrowth.com.
Company Contact:
Jason Fooks, Vice President of Investor Relations & Marketing

1114 Avenue of the Americas
New York, NY 10036
T 212.930.9400
investors@safetyincomegrowth.com